Exhibit 10.4

STOCK OPTION AGREEMENT

AGREEMENT made as of  _______, 2015 (the “Grant Date”), between Presidential Realty Corporation, a Delaware corporation (the “Corporation”), and ________________ (the “Grantee”).

1.   Grant of Option. The Corporation hereby grants to the Grantee the right and option (the “Option”) to acquire such number of shares of the Corporation’s Class B Common Stock, par value $.00001 per share (the “Class B Shares”), as is equal to (a) $102,600.00 divided by (b) the per share offering price established pursuant to a Secondary Offering (as defined in Section 2 below), on the terms and conditions and subject to all the limitations set forth herein. The Option is intended to qualify as a non-qualified stock option and not as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code. Notwithstanding any other provision of this Agreement, the Corporation shall make or provide for such adjustments to the number and class of shares issuable hereunder as shall be appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding capital stock of the Corporation by reason of split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of the capital stock of the Corporation generally relating to the acquisition of their shares, the Corporation shall make such adjustment as shall be equitable in respect of the outstanding Option and rights hereunder, including revision of the outstanding Option and rights so that the holder of the Option may exercise the Option and participate in the acquisition transaction on the same terms as other stockholders. This Option is granted to Grantee pursuant to the Fifth amendment to the employment agreement dated              , 2015 between the Company and the Grantee.

  2.   Exercise of Option. The Option granted hereby shall vest and become immediately exercisable from and after the consummation of an underwritten registered public offering of equity securities of the Corporation with gross proceeds of not less than twenty million dollars ($20,000,000) (a “Secondary Offering”). The date on which a Secondary Offering occurs (excluding any over allotment option) is hereinafter referred to as a “Vesting Date.”

3.   Term of Option. The Option shall terminate at 11:59 P.M. on the day before the fifth (5th) anniversary of the Grant Date.

4.   Transferability. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 4, or the levy of any attachment or similar process upon the Option or any such right, shall be null and void. The Grantee shall comply with any policies adopted by the Corporation’s Board of Directors with respect to timing of sales of its capital stock.

5.   Exercise of Option and Issuance of Shares. The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written Notice of Exercise (in the form of Exhibit A annexed hereto) to the Corporation. Such written notice shall be signed by the Grantee, shall state the number of Class B Shares with respect to which the Option is being exercised, shall contain any warranty required by Section 7 below and shall otherwise comply with the terms and conditions of this Agreement. The Grantee shall pay all original issue taxes, if any, with respect to the issue of the Class B Shares issued pursuant hereto and the Corporation shall pay all other fees and expenses necessarily incurred by the Corporation in connection herewith. Notwithstanding the foregoing, Grantee shall be deemed to have received compensation on the Vesting Date equal to the value of the shares subject to the Option. The number of shares subject to the Option shall be reduced as of the Vesting Date by such number of Class B Shares issuable upon exercise of the Option as equals the amount of any taxes which the Corporation reasonably determines are required to be withheld under federal, state or local law in connection with the vesting of the Option. For such purpose, the Corporation shall value the Class B Shares withheld at the per share price established in the Secondary Offering. The Corporation shall pay to the appropriate taxing authorities for the account of the Grantee in cash an amount equal to the amount to be withheld. The issuance of the Class B Shares is conditional upon the submission by the Grantee to the Board of Directors of the Corporation a duly executed and acknowledged counterpart of this Agreement, together with such other instrument or instruments reasonably requested by the Corporation.

6.   Representations and Warranties of the Corporation. The Corporation represents, warrants and agrees as follows:

(a)   The Corporation has the authority to enter into this Agreement. All action on the part of the Corporation necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Corporation hereunder and thereunder has been taken on or prior to the date hereof. This Agreement has been duly executed and delivered by the Corporation and constitutes the valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with their terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)   The Class B Shares, when issued upon exercise of the Option will be duly authorized and validly issued, fully paid and nonassessable and, subject to the representations and warranties of the Grantee in Section 7 herein being true and correct, will have been issued in compliance with federal and state securities laws.

7.   Representations and Warranties of the Grantee. The Grantee represents, warrants and agrees as follows:

(a)   The Grantee (i) has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the Class B Shares; (ii) is capable of bearing the economic risks associated with the investment in the Class B Shares; (ii) has been provided the opportunity to ask questions and receive answers concerning the Corporation and to obtain any additional information which the Corporation possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished to it; and (iv) will acquire the Class B Stock for its own account and not with a view toward, or for resale in connection with, the sale or distribution thereof.

(b)   The Grantee understands that the Option and the Class B Shares issuable upon exercise thereof are being offered and sold to it in reliance on specific exemptions from the registration requirements of the U.S. federal and state securities laws and that the Corporation is relying in part upon the truth and accuracy of, and the Grantee’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Grantee set forth herein in order to determine the availability of such exemptions and the eligibility of the Grantee to be granted the Options and acquire the Class B Shares.

(c)   The Grantee understands that neither the Option nor the Class B Shares have been or are being registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or sold, assigned or transferred pursuant to an exemption from registration under the Securities Act. The Corporation is under no obligation to register the Shares or to comply with any exemption available for sale of the Shares without registration.

(d)   The certificate or certificates representing the Class B Shares to be acquired upon exercise of the Option shall contain the following legend in addition to any other legends required by the Corporation’s Certificate of Incorporation:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 IS IN EFFECT OR (II) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE ACCUMULATION OF SHARES OF COMMON STOCK BY ANY PERSON, AS DEFINED IN THE COMPANY’S CERTIFICATE OF INCORPORATION, IS RESTRICTED TO 9.2% OF THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK WITHOUT REGARD TO CLASS. ANY TRANSFER WHICH CREATES AN ACCUMULATION IN EXCESS OF THAT AMOUNT VIOLATES THE CERTIFICATE OF INCORPORATION AND IS VOID. IF, NOTWITHSTANDING THE ABOVE, SUCH ACCUMULATION RESULTS, THE SHARES IN EXCESS OF 9.2% ARE SUBJECT TO CERTAIN RESTRICTIONS ON VOTING POWER AND RECEIPT OF DIVIDENDS, AND MAY BE MADE SUBJECT TO PURCHASE BY THE COMPANY. FURTHER, SUCH PERSON MAY BE REQUIRED TO INDEMNIFY THE COMPANY AGAINST TAXES INCURRED AND OTHER LOSSES RESULTING FROM (1) LOSS OF ITS TAX QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST OR (2) BECOMING A PERSONAL HOLDING COMPANY”

(e)   The Grantee has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement and is relying solely on such advisors and not on any statements or representations of the Corporation or any of its employees or agents.

(f)   The Grantee understands that the Grantee (and not the Corporation) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(g) The Grantee agrees not to sell the Class B Shares issued pursuant to exercise of the Option for a period of one hundred and eighty (180) days from the Vesting Date.

8.   Liquidation; Change in Control. In the event of a liquidation or proposed liquidation of the Corporation, including (but not limited to) a transfer of assets followed by a liquidation of the Corporation, or in the event of a Change in Control or proposed Change in Control, the Corporation shall have the right to require the Grantee to exercise the Option upon 30 days prior written notice to the Grantee to the extent it is then exercisable. In the event the Option is not exercised by the Grantee within the 30-day period set forth in such written notice, the Option shall terminate on the last day of such 30-day period, notwithstanding anything to the contrary contained in the Option. For purposes of this Section 8, “Change of Control” shall mean any person or group of persons within the meaning of § 13(d)(3) of the Securities Exchange Act of 1934 becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding equity interests of the Corporation.

9.   Notices. Any notices required or permitted by the terms of this Agreement shall be given by personal delivery, registered or certified mail, postage prepaid, return receipt requested, overnight courier of national reputation, facsimile or other electronic means as follows:

To the Corporation:	1430 Broadway, Suite 503
New York, NY 10018

To the Grantee:	As set forth on the signature page hereto.

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been duly given or made as of the date delivered if delivered personally, or on the next business day if sent by overnight courier or when received if mailed by registered or certified mail, postage prepaid, return receipt requested, or on confirmation if by facsimile or other electronic means, in accordance with the foregoing provisions. Either party hereto may change the address to which notices hereunder may be given by providing the other party hereto with written notice of such change.

10.   Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Internal Revenue Code (the “Code”) and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, in the event that the Corporation determines that this Option may be subject to Section 409A of the Code, the Corporation may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Corporation determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under such Section 409A.

11.   Governing Law; Arbitration.

(a)   This Agreement shall be construed in accordance with and governed by the Laws of the State of Delaware, without regard to the conflicts of Laws and rules thereof.

(b)   Any dispute or disagreement between the Grantee and the Corporation with respect to any portion of this Agreement (excluding Exhibit A hereto) or its validity, construction, meaning, and the performance of the Grantee’s rights hereunder shall, unless the Corporation in its sole discretion determines otherwise, be settled by arbitration, at a location designated by the Corporation, in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration the parties will attempt to resolve any disputes or disagreements with the Corporation over this Agreement amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, the Grantee and the Corporation may resolve the dispute by settlement. The Grantee and the Corporation shall equally share the costs charged by the American Arbitration Association or its successor, but the Grantee and the Corporation shall otherwise be solely responsible for their own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on the Grantee and the Corporation. Further, neither the Grantee nor the Corporation shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

12.   Integration and Severability. This Agreement embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, under the laws of any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby or under the Laws of any other jurisdiction.

13.   Headings. The headings of the articles, sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

14.    Benefit of Agreement. This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators and successors and permitted assigns of the parties hereto.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

PRESIDENTIAL REALTY CORPORATION

By:
Name:
Title:

GRANTEE:

By:

Name:
Address:

EXHIBIT A

NOTICE OF EXERCISE OF STOCK OPTION

TO PURCHASE SHARES OF CLASS B COMMON STOCK OF

PRESIDENTIAL REALTY CORPORATION

Name
Address

Attn:
Date

Presidential Realty Corporation

180 South Broadway

White Plains, New York 10605

Attention: Chairman of the Board

Re:           Exercise of Stock Option

Gentlemen:

Pursuant to the provisions of the Stock Option Agreement (“Option Agreement”) dated as of ____________, 2015, between Presidential Realty Corporation (“Corporation”) and the Undersigned, the Undersigned hereby elects to exercise options granted to the Undersigned to purchase ________ shares of Class B Common Stock, par value $0.10 per shares of the Corporation (the “Class B Stock”).

As soon as the Stock Certificate is registered in the name of the Undersigned, please deliver it to the Undersigned at the above address.

Very truly yours,

AGREED TO AND ACCEPTED BY:

PRESIDENTIAL REALTY CORPORATION

By:____________________________

Name: _________________________

Title:___________________________

Number of Shares Exercised: ____________

Number of Shares Remaining: ___________